                 [LETTERHEAD OF GIBSON, DUNN & CRUTCHER, LLP]


                                                                       Exhibit 5
                                                                       ---------

                             August 28, 1997
(213) 229-7000
                                                                 C 91007-03976



The Times Mirror Company
Times Mirror Square
Los Angeles, California  90053

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to The Times Mirror Company, a Delaware corporation (the "Company"), in connection with (i) the issuance by the Company of an aggregate of 2,263,788 shares of Series A Common Stock, par value $1.00 per share (the "Shares"), to the several persons (the "Selling Stockholders") listed in the Registration Statement of the Company on Form S-3 to which this opinion is an Exhibit (the "Registration Statement") in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and (ii) the filing of the Registration Statement with respect to the offer and sale of the Shares by the Selling Stockholders.

          We are familiar with the corporate action taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

          Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.
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The Times Mirror Company
August 28, 1997
Page 2


          The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

          We hereby consent to the use of our name under the caption "Certain Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP